                                  EXHIBIT 11.1


                            PHOENIX TECHNOLOGIES LTD.

                        COMPUTATION OF EARNINGS PER SHARE
                           PRIMARY EARNINGS PER SHARE

                                                Three Months Ended                  Nine Months Ended
                                                ------------------                  -----------------
                                                      June 30,                           June 30,
                                                      -------                            -------
                                                   1995              1994             1995              1994
                                                 ------            ------           ------            ------
Income from continuing operations            $2,030,000        $2,199,000       $5,342,000        $3,349,000

Loss from discontinued operations                    --        (  816,000)              --       ( 1,792,000)
                                          -------------     -------------    -------------     -------------

Net income                                   $2,030,000        $1,383,000       $5,342,000        $1,557,000
                                          -------------     -------------    -------------     -------------
                                          -------------     -------------    -------------     -------------

Weighted average number of common
  shares outstanding                         13,647,000        13,287,000       13,527,000        13,160,000


Weighted average number of common
  equivalent shares                           1,456,000           882,000        1,398,000           823,000
                                          -------------     -------------    -------------     -------------

Weighted average number of common and
  common equivalent shares outstanding       15,103,000        14,169,000       14,925,000        13,983,000
                                          -------------     -------------    -------------     -------------
                                          -------------     -------------    -------------     -------------

Primary earnings per share:

  Continuing operations                          $ 0.13            $ 0.16           $ 0.36            $ 0.24
  Discontinued operations                        $ 0.00             (0.06)          $ 0.00             (0.13)
                                          -------------     -------------    -------------     -------------

Net income                                       $ 0.13           $  0.10           $ 0.36            $ 0.11
                                          -------------     -------------    -------------     -------------
                                          -------------     -------------    -------------     -------------


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